EXHIBIT 99.3(i)

McDATA CORPORATION AND SANERA SYSTEMS, INC.

Unaudited Pro Forma Combined Condensed Consolidated Financial Information

The following unaudited pro forma combined condensed financial statements present the effect of the acquisition of Sanera Systems, Incorporated (Sanera) on McDATA Corporation’s (McData) historical results of operations using the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed consolidated financial statements. These pro forma statements were prepared as if the purchase had been completed as of the beginning of the period for the statements of operations purposes and as of July 31, 2003 for balance sheet purposes.

The unaudited pro forma combined condensed consolidated financial statements include pro forma financial statements which were prepared by combining pro forma financial statements for McDATA, which are presented in Exhibit 99.3 (ii) in this filing. The McDATA pro forma financial statements included in Exhibit 99.3 (ii) of this filing were prepared to give effect to McDATA’s acquisition of Nishan Systems, Inc., which was consummated on September 19, 2003.

The unaudited pro forma combined condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisition occurred at the beginning of the period for statements of operations purposes and as of July 31, 2003 for balance sheet purposes, nor are they necessarily indicative of the future financial position or results of operations. The pro forma combined condensed financial statements include adjustments, which are based upon estimates, to reflect the allocation of purchase price to the acquired assets and assumed liabilities of Sanera as of September 30, 2003. The purchase price allocation for Sanera is preliminary and subject to change pending completion of the purchase price allocation analysis. Any change in the fair value of the net assets of Sanera will change the amount of the purchase price allocable to intangible assets. The final purchase price is dependent on the actual amount of cash to be paid and actual direct merger costs. Final acquisition adjustments may differ materially from the pro forma adjustments presented herein.

These unaudited pro forma combined condensed consolidated financial statements are based upon the historical financial statements of Sanera and the historical and pro-forma combined condensed consolidated financial statements of McDATA and should be read in conjunction with the historical consolidated financial statements of McDATA and Sanera and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” contained herein and in the reports and other information McDATA has on file with the SEC, including the McDATA Form 8-K/A filed on November 13, 2003.

McDATA CORPORATION AND SANERA SYSTEMS, INC.

Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet

As of July 31, 2003

(In Thousands)

	McDATA (1) July 31, 2003	Sanera June 30, 2003			Pro Forma Adjustments	Combined July 31, 2003
Assets
Current assets:
Cash and cash equivalents	$62,951	$11,660	(a	)	$(74,611)	$—
Restricted cash	135	81			—	216
Short-term investments	251,140	—	(a	)	(35,630)
			(e	)	(902)	214,608
Accounts receivable, net	54,904	—			—	54,904
Inventories, net	7,773	—			—	7,773
Current portion of deferred tax asset	22,175	—			—	22,175
Prepaid expenses and other current assets	5,401	292			—	5,693

Total current assets	404,479	12,033			(111,143)	305,369

Property and equipment, net	98,238	3,845			—	102,083
Long-term investments	123,571	—			—	123,571
Restricted cash	5,000	—			—	5,000
Other assets, net	112,923	795	(b	)	110,195
			(f	)	(8,141)
			(g	)	(306)	215,466

Total assets	$744,211	$16,673			$(9,395)	$751,489

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$17,058	$746			$—	$17,804
Accrued liabilities	55,068	1,350	(c	)	3,060	59,478
Current portion of deferred revenue	12,745	—			—	12,745
Customer deposit	—	1,000			—	1,000
Notes payable, current portion	3,000	1,746			—	4,746
Current portion of equipment and working capital line	1,789	—			—	1,789
Current portion of obligations under capital leases	1,495	—			—	1,495

Total current liabilities	91,155	4,842			3,060	99,057

Obligations under capital leases, less current portion	1,596	—			—	1,596
Equipment and working capital line, less current portion	449	—			—	449
Notes payable, less current portion	—	278			—	278
Deferred revenue, less current portion	15,394	—			—	15,394
Interest rate swap	5,142	—			—	5,142
Long-term debt	167,358	—			—	167,358

Total liabilities	281,094	5,120			3,060	289,274

Mandatorily redeemable convertible preferred stock	—	60,189	(d	)	(60,189)	—

Stockholders’ Equity (Deficit):
Preferred stock	—	—			—	—
Convertible preferred stock	—	18,144	(d	)	(18,144)	—
Common stock	1,154	468	(d	)	(468)
			(e	)	9	1,163
Additional paid-in-capital	463,659	—	(e	)	10,635	474,294
Deferred compensation	(6,983)	—	(e	)	(7,983)	(14,966)
Accumulated other comprehensive income	269	—			—	269
Retained earnings (deficit)	5,018	(67,248)	(d	)	67,248
			(e	)	(3,563)	1,455

Total stockholders’ equity (deficit)	463,117	(48,636)			47,734	462,215

Total liabilities and stockholders’ equity	$744,211	$16,673			$(9,395)	$751,489

(1)	McDATA and Nishan pro forma combined condensed consolidated statement of operations are included in Exhibit 99.3 (ii) of this filing.

The accompanying notes are an integral part of these unaudited pro forma combined condensed consolidated financial statements.

McDATA CORPORATION AND SANERA SYSTEMS, INC.

Unaudited Pro Forma Combined Condensed Consolidated

Statement of Operations

For the Year Ended December 31, 2002

(In Thousands)

	McDATA (1) Year Ended December 31, 2002	Sanera Year Ended December 31, 2002		Pro Forma Adjustments	Pro Forma Combined Year Ended December 31, 2002
Revenue	$334,106	$—		$—	$334,106
Cost of Revenue	182,409	—	(e)	55	182,464

Gross Profit	151,697	—		(55)	151,642

Operating Expenses:
Research and development	73,801	24,928	(e)	1,715	100,444
Selling and marketing	81,920	1,403	(e)	222	83,545
General and administrative	33,840	3,612	(e)	114
			(h)	19,354	56,920
Amortization of deferred compensation	10,533	—	(e)	6,209	16,742

Operating Expenses	200,094	29,943		27,614	257,651

Loss from operations	(48,397)	(29,943)		(27,669)	(106,009)
Interest and other income	6,341	494	(a)	(1,654)	5,181
Interest expense	(894)	(812)		—	(1,706)
Other expense	(200)	(8)		—	(208)

Loss before income taxes	(43,150)	(30,269)		(29,323)	(102,742)
Accretion of redeemable convertible preferred stock	—	25	(d)	(25)	—
Income tax benefit	(8,333)	—	(i)	(10,254)	(18,587)

Net loss attributable to common stockholders	$(34,817)	$(30,294)		$(19,044)	$(84,155)

Basic and diluted net loss per share	$(0.31)				$(0.74)

Shares used in computing basic and diluted loss per share	113,288			226	113,514

(1)	McDATA and Nishan pro forma combined condensed consolidated statement of operations are included in Exhibit 99.3 (ii) of this filing.

The accompanying notes are an integral part of these unaudited pro forma combined condensed consolidated financial statements.

McDATA CORPORATION AND SANERA SYSTEMS, INC.

Unaudited Pro Forma Combined Condensed Consolidated

Statement of Operations

For the Six Months Ended July 31, 2003

(In Thousands)

	McDATA (1) Six Months Ended July 31, 2003	Sanera Six Months Ended June 30, 2003			Pro Forma Adjustments	Pro Forma Combined Six Months Ended July 31, 2003
Revenue	$216,480	$—			$—	$216,480
Cost of Revenue	91,504	—	(e	)	27	91,531

Gross Profit	124,976	—			(27)	124,949

Operating Expenses:
Research and development	44,048	11,363	(e	)	858	56,269
Selling and marketing	51,628	803	(e	)	111	52,542
General and administrative	16,775	1,889	(e	)	57
			(h	)	9,677	28,398
Amortization of deferred compensation	4,027	—	(e	)	3,105	7,132

Operating Expenses	116,478	14,055			13,808	144,341

Income (loss) from operations	8,498	(14,055)			(13,835)	(19,392)
Interest and other income	3,232	61	(a	)	(827)	2,466
Interest expense	(2,521)	(254)			—	(2,775)
Other expense	—	(4)			—	(4)

Income (loss) before income taxes	9,209	(14,252)			(14,662)	(19,705)
Accretion of redeemable convertible preferred stock	—	13	(d	)	(13)	—
Income tax expense (benefit)	5,955	—	(i	)	(5,127)	828

Net income (loss) attributable to common stockholders	$3,254	$(14,265)			$(9,522)	$(20,533)

Basic net income (loss) per share	$0.03					$(0.18)

Shares used in computing basic net income (loss) per share	114,565				226	114,791

Diluted net income (loss) per share	$0.03					$(0.18)

Shares used in computing diluted net income (loss) per share	118,406					114,791

(1)	McDATA and Nishan pro forma combined condensed consolidated statement of operations are included in Exhibit 99.3 (ii) of this filing.

The accompanying notes are an integral part of these unaudited pro forma combined condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

(tabular Amounts in Thousands)

1. Basis of Pro Forma Presentation

On September 30, 2003, McDATA acquired Sanera, a manufacturer of storage devices and servers. Under the terms of the agreement, each share of Sanera common and preferred stock outstanding upon the effective date was exchanged for a total of approximately $110.2 million. Together with direct transaction costs this resulted in an aggregate purchase price of approximately $113.3 million.

The unaudited pro forma combined condensed consolidated balance sheet at July 31, 2003 is presented to give effect to the acquisition by McDATA of Sanera as if the transaction had been consummated on that date. On January 15, 2003, McDATA changed its fiscal year to end on January 31, rather than December 31. Sanera’s historical fiscal year ends on December 31. The unaudited pro forma combined condensed consolidated balance sheet at July 31, 2003 has been prepared by combining the historical unaudited balance sheet of Sanera as of June 30, 2003 and the unaudited pro forma combined condensed consolidated balance sheet data of McDATA as of July 31, 2003. The unaudited pro forma combined condensed statements of operations of McDATA and Sanera for the year ended December 31, 2002 and the six-months ended July 31, 2003 are presented as if these transactions and the significant acquisition of Nishan by McDATA, which was consummated during September 2003, had been consummated at the beginning of the earliest period. The unaudited pro forma combined condensed statements of operations of McDATA and Sanera for the year ended December 31, 2002 and the six-months ended July 31, 2003 have been prepared using the unaudited pro forma consolidated statement of operations data for McDATA for the year ended December 31, 2002 and the six months ended July 31, 2003 which present the historical consolidated results of operations of McDATA and the results of significant acquisitions consummated by McDATA during September 2003. These pro forma consolidated financial statements are included elsewhere in this filing. In addition, the unaudited pro forma combined condensed statements of operations of McDATA and Sanera for the year ended December 31, 2002 and the six-months ended July 31, 2003 have been prepared by combining the historical statements of operations data for Sanera for the year ended December 31, 2002 and the six-months ended June 30, 2003.

2. Preliminary Purchase Price

The unaudited pro forma combined condensed consolidated financial statements reflect a purchase price of $113.3 million. The cash payment was determined based on the number of outstanding shares of Sanera preferred and common stock as of September 30, 2003. The estimated total purchase price of the Sanera acquisition is as follows:

Cash	$110,241
Estimated direct acquisition costs	3,060

Total estimated purchase price	$113,301

The final purchase price is dependent on the actual amount of cash to be paid and the actual amount of direct acquisition costs. The total estimated purchase price has been allocated to Sanera’s net tangible and intangible assets based upon their estimated fair value as of the date of completion of the merger. Based upon the estimated purchase price and the preliminary valuation, the preliminary purchase price allocation is as follows. Differences between the allocation noted below and that reflected in the pro forma combined balance sheet represent changes in working capital and notes payable from June 30, 2003. Final accounting adjustments may differ materially from the purchase price presented above.

Cash acquired	$10,547
Tangible assets acquired	4,492
Amortizable intangible assets	109,901

Total assets acquired	124,940

Liabilities assumed	(11,639)

$113,301

3. Pro Forma Adjustments

The accompanying unaudited pro forma combined condensed consolidated financial statements have been prepared as if the merger was completed on July 31, 2003 for balance sheet purposes and as of the beginning of the period for statements of operations purposes and reflect the following pro forma adjustments:

(a)	To reflect the cash portion for the amount paid to acquire Sanera and the resulting decrease in interest income assuming an average interest rate of 1.5%.

(b)	To record amortizable intangible assets resulting from the acquisition.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

(Amounts in Thousands)

3. Pro Forma Adjustments (Cont.)

(c)	To record estimated direct merger costs of approximately $3.0 million directly related to the acquisition by McDATA. Actual amount could differ based upon final purchase accounting adjustments.

(d)	To eliminate the historical stockholders’ equity and mandatorily redeemable convertible preferred stock of Sanera.

(e)	To reflect the $10.6 million of deferred compensation and related expense based on the fair value related to McDATA restricted stock and cash issued in connection with the retention of Sanera employees and to reflect the on-going compensation expense over the vesting period of the awards.

(f)	To record a deferred tax liability resulting from the acquisition by McDATA.

(g)	To reflect the fair value of the net tangible assets acquired by McDATA.

(h)	To reflect amortization of the amortizable intangible assets on a straight-line basis resulting from the merger.

(i)	To adjust the provision (benefit) for taxes to reflect the impact of the pro forma adjustments using the federal and state statutory tax rates.

4. Pro Forma Combined Net Income Per Share

Shares used to calculate unaudited pro forma net income (loss) per basic share were computed by adding 226,000 vested shares of restricted stock issued in connection with the retention of Sanera employees.